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                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION

                                       OF

                              CHEAP TICKETS, INC.

                                    I.  Name

     The name of the Corporation is Cheap Tickets, Inc. (hereinafter sometimes referred to as the "Company").

                        II.  Registered Office and Agent

     The address of its registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                 III.  Purpose

     The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  IV.  Shares

     The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 10,000,000 shares, of which 5,000,000 shares shall be shares of Preferred Stock with a par value of $1.00 per share, of which 425,000 shares shall be designated 8% Redeemable Preferred Stock, and 5,000,000 shares shall be shares of Common Stock with a par value of $0.01 per share.

     A.  Preferred Stock.  Any of the shares of Preferred Stock authorized by
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this Certificate of Incorporation may be issued from time to time in one or more series. Subject to the limitations and restrictions in this Article IV set forth and the Certificate of Designation filed with the Secretary of State of Delaware, the Board of Directors by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares
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constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter otherwise expressly provided, vary in any and all respects as fixed and determined by the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

     Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation. The Corporation shall exercise its power to issue Preferred Stock with the view of avoiding the issuance of fractional shares. No stockholder shall have the right to split the whole shares into fractions.

      B.  Common Stock.
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          The Corporation shall have the power from time to time to issue two or more classes of stock with the preferences, voting powers, restrictions and qualifications thereof fixed in the resolutions authorizing the issue thereof. The Board of Directors shall have the authority to divide any or all of the classes into a series and fix and determine the relative rights, preferences, voting powers, restrictions and qualifications of the shares of any series established. The corporation shall exercise its power to issue stock with the view of avoiding the issuance of fractional shares. No stockholder shall have the right to split whole shares into fractions or to split fractions.

          A stockholder shall have pre-emptive right to purchase his, her or its pro rata portion of any additional shares of stock of a class he, she or it owns, whether then or thereafter authorized. Set forth below is a statement of the preferences, limitations and relative rights of the Common Stock.

          1.  Dividends.  The holders of shares of Common Stock shall be
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entitled to receive such dividends as from time to time may be declared by the
Board of Directors of the Corporation, subject to the provisions of Subdivision A of this Article IV with respect to rights of holders of the Preferred Stock.

          2.  Liquidation.  Upon any liquidation, dissolution or winding up of
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the Corporation whether voluntary or involuntary, after payment in full of the amounts to be paid to holders of Preferred Stock pursuant to Subdivision A of this Article IV, the holders of Common
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Stock shall share ratably based upon the number of shares of Common Stock held by them in all of the remaining assets of the Corporation available for distribution to its stockholders.

          3.  Voting Rights.  Except as otherwise required by law and subject to
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the provisions set forth in this Article IV, the holders of Common Stock issued and outstanding shall be entitled to one vote for each share thereof held.

                                V.  Incorporator

     The name and mailing address of the sole incorporator is as follows:

          Michael J. Hartley
          1440 Kapiolani Boulevard, Suite 800
          Honolulu, Hawaii 96814

                            VI.  Board of Directors

     The Board of Directors is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

                          VII.  Election of Directors

     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. The number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

                          VIII.  Related Transactions

     No contract or other transaction between the Corporation and any other person, firm, corporation, association or other organization, and no act of the Corporation, shall in any way be affected or invalidated by the fact that any of the directors or officers of the Corporation are parties to such contract, transaction, or act or are pecuniarily or otherwise interested in the same or are directors or officers or members of any such other firm, Corporation, association or other organization, provided that the interest of such director or officer shall be disclosed or shall have been known to the Board of Directors authorizing or approving the same, or to a majority thereof. Any director of the Corporation who is a party to such transaction, contract, or act or who is pecuniarily or otherwise interested in the same or is a director or officer or member of such other firm, Corporation, association or other organization, may be counted in determining a quorum. of any meeting of the Board of Directors which shall authorize or approve any such contract, transaction or act, and may vote thereon with like force and effect as if he were in no way interested therein. Neither any director nor any officer of the Corporation, being so interested in such contract, transaction or act of the Corporation which shall be approved by the Board of Directors of the Corporation, nor any such other person, firm, Corporation, association or other organization in which such director or officer may be interested or of which such officer
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or director may be a director, officer or member, shall be liable or accountable to the Corporation, or to any stockholder thereof, for any loss incurred by the Corporation pursuant to or by reason of such contract, transaction or act, or for any gain received by any such other party pursuant thereto or by reason thereof.

                                 IX.  Creditors

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                             X.  Stockholder Action

     Effective upon the closing of the Corporation's initial public offering of securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any such action at a duly called annual or special meeting.

                                XI.  Amendments

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation the affirmative vote of the holders of at least two-thirds (2/3) of the Combined Voting power of all of the then outstanding shares of the Corporation entitled to vote shall be entitled to alter, amend or repeal Articles X and XI or any provision thereof.

                            XII.  Director Liability

     To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its
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stockholders for monetary damages for breach of fiduciary duty as a director.
This Article XII does not affect the availability of equitable remedies for breach of fiduciary duties.

     I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hands this 3rd day of September, 1998.

                                             /s/  Michael J. Hartley
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                                       Michael J. Hartley, Sole Incorporator